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                                                             Exhibit 10.16

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                         CERTIFICATE PURCHASE AGREEMENT
                                 (Series 1996-3)


                           dated as of October 4, 1996


                                      among


                          BFP RECEIVABLES CORPORATION,


                        BIG FLOWER PRESS HOLDINGS, INC.,


                        THE PURCHASERS DESCRIBED HEREIN,


                                       and


                      CAISSE NATIONALE DE CREDIT AGRICOLE,
                                    as Agent




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                                TABLE OF CONTENTS


ARTICLE I  DEFINITIONS

      SECTION 1.1  Definitions...........................................Page 2

ARTICLE II  PURCHASE AND SALE OF CERTIFICATES

      SECTION 2.1  The Commitments.......................................Page 2
      SECTION 2.2  Purchase Mechanics....................................Page 2
      SECTION 2.3  Reduction of Stated Amounts...........................Page 4
      SECTION 2.4  Certificates..........................................Page 4

ARTICLE III REDUCTIONS IN SERIES 1996-3 INVESTED AMOUNT
      SECTION 3.1  Transferor's Right to Reduce Series 1996-3 Invested
                   Amount................................................Page 5
      SECTION 3.2  Notice to Purchasers..................................Page 5

ARTICLE IV TRANCHES, INTEREST AND FEES

      SECTION 4.1  Tranches .............................................Page 5
      SECTION 4.2  Fees .................................................Page 6
      SECTION 4.3  Yield Protection......................................Page 7
      SECTION 4.4  Illegality; Unavailability............................Page 9
      SECTION 4.5  Indemnity ............................................Page 10
      SECTION 4.6  Taxes ................................................Page 10

ARTICLE V  OTHER PAYMENT TERMS

      SECTION 5.1  Time and Method of Payment............................Page 13
      SECTION 5.2  Pro Rata Treatment....................................Page 13

ARTICLE VI  REPRESENTATIONS AND WARRANTIES

      SECTION 6.1 Transferor ............................................Page 14
      SECTION 6.2 Big Flower ............................................Page 14
      SECTION 6.3 Purchasers ............................................Page 15

ARTICLE VII  CONDITIONS


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      SECTION 7.1  Conditions to Initial Purchase........................Page 16
      SECTION 7.2  Conditions to Each Purchase...........................Page 19

ARTICLE VIII  COVENANTS

      SECTION 8.1  Covenants ............................................Page 19
      SECTION 8.2  Transfers ............................................Page 21

ARTICLE IX AGENT; REQUIRED PURCHASERS

      SECTION 9.1  Appointment...........................................Page 22
      SECTION 9.2  Nature of Duties......................................Page 22
      SECTION 9.3  Lack of Reliance on Agent.............................Page 23
      SECTION 9.4  Certain Rights of Agent...............................Page 23
      SECTION 9.5  Reliance .............................................Page 23
      SECTION 9.6  Indemnification.......................................Page 24
      SECTION 9.7  Agent in its Individual Capacity......................Page 24
      SECTION 9.8  Resignation by Agent..................................Page 24
      SECTION 9.9  Required Purchasers...................................Page 25

ARTICLE X  MISCELLANEOUS PROVISIONS

      SECTION 10.1 Amendments ...........................................Page 25
      SECTION 10.2  No Waiver; Remedies..................................Page 26
      SECTION 10.3  Successors and Assigns; Assignments..................Page 26
      SECTION 10.4  Survival of Agreement................................Page 30
      SECTION 10.5  Expenses; Indemnification............................Page 30
      SECTION 10.6  Entire Agreement.....................................Page 32
      SECTION 10.7  Notices .............................................Page 32
      SECTION 10.8  No Third-Party Beneficiaries.........................Page 32
      SECTION 10.9  Severability of Provisions...........................Page 32
      SECTION 10.10  Counterparts........................................Page 33
      SECTION 10.11  Governing Law.......................................Page 33
      SECTION 10.12  Tax Characterization................................Page 33
      SECTION 10.13  No Proceedings......................................Page 33
      SECTION 10.14  Reference Banks.....................................Page 34
      SECTION 10.15  Rule 144A...........................................Page 34


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                                    SCHEDULE

SCHEDULE I         Amount of Each Initial Purchaser's Certificate


                                    EXHIBITS

EXHIBIT A          Form of Series 1996-2 Supplement
EXHIBIT B          Form of Series 1996-3 Supplement
EXHIBIT C          Form of Assignment Agreement


                                    APPENDIX

APPENDIX X         Index of Additional Defined Terms


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         This CERTIFICATE PURCHASE AGREEMENT, dated as of October 4, 1996 (this
"Agreement"), is made among BFP RECEIVABLES CORPORATION, a Delaware corporation ("Transferor"), BIG FLOWER PRESS HOLDINGS, INC., a Delaware corporation ("Servicer" or "Big Flower"), the purchasers named on the signatures pages of this Agreement (together with their respective permitted assigns, the "Purchasers") and CAISSE NATIONALE DE CREDIT AGRICOLE, as agent for the Purchasers (in that capacity, together with any successors in that capacity, "Agent").

                                   BACKGROUND

         1. Transferor (a) is party to a Pooling and Servicing Agreement dated as of March 19, 1996 (as it may be amended, supplemented or otherwise modified from time to time, the "Pooling Agreement") with Big Flower, as initial Servicer, and Manufacturers and Traders Trust Company, a New York banking corporation, as trustee (in that capacity, together with any successors in that capacity, the "Trustee"), (b) is party to a Receivables Purchase Agreement dated as of March 19, 1996 (as it may be amended, supplemented or otherwise modified from time to time, the "Purchase Agreement") with Big Flower, as initial Servicer, and the Sellers from time to time party thereto, (c) will enter into a Series 1996-2 Supplement to the Pooling Agreement substantially in the form of Exhibit A (the "1996-2 Supplement") and (d) will enter into a Series 1996-3 Supplement to the Pooling Agreement substantially in the form of Exhibit B (the "Supplement"), which Supplement incorporates the terms and conditions of the Series 1996-2 Supplement. Pursuant to the Pooling Agreement and the Supplement, Transferor will obtain the Series 1996-3 Certificates (the "Certificates"), which will represent fractional undivided beneficial interests in the assets of the Big Flower Receivables Master Trust (the "Trust"), a trust organized pursuant to the Pooling Agreement.

         2. Transferor wishes to obtain the commitment of each Purchaser to purchase fractional undivided beneficial interests in the assets of the Trust (each a "Trust Interest") that will be evidenced by its Certificate. Subject to the terms and conditions of this Agreement, each Purchaser is willing to agree to so make purchases of Trust Interests, up to the Stated Amount (as defined below) set forth opposite its name in Schedule I. Big Flower has joined in this Agreement to confirm certain representations, warranties and covenants for the benefit of the Purchasers and the Agent.
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ARTICLE I DEFINITIONS

         SECTION I.1 Definitions. Capitalized terms used and not otherwise defined herein have the meanings assigned to them in the Supplement (including the definitions contained in the 1996-2 Supplement and incorporated in the Supplement) or, if not defined in the Supplement, in Appendix A to the Pooling Agreement. An index of terms defined directly in this Agreement is attached as Appendix X.

ARTICLE II PURCHASE AND SALE OF CERTIFICATES

         SECTION II.1 The Commitments. Subject to the terms and conditions of this Agreement, the Pooling Agreement and the Supplement, each Purchaser agrees, severally and for itself alone, upon Transferor's request (through Servicer), to make purchases (each a "Purchase") of Trust Interests from time to time during the Revolving Period for the Series 1996-3 Certificates; provided, that no Purchaser will be required or permitted to make a Purchase on any date if the funded principal amount of its Certificate, after giving effect to the Purchase, would exceed the lesser of (a) the Stated Amount of its Certificate and (b) its Percentage (as defined below) multiplied by the Series 1996-3 Invested Amount. In addition, no Purchaser will be required or permitted to make a Purchase if, after giving effect thereto (and any corresponding reduction to the Series 1996-3 Invested Amount pursuant to Section 3.1), the Net Invested Amount would exceed the Base Amount. The Purchases by the Purchasers shall be made ratably in accordance with their respective Percentages; provided, that the failure of any Purchaser to make any Purchase shall not relieve any other Purchaser of its obligation to make Purchases hereunder. No Purchaser shall, however, be responsible for the failure of any other Purchaser to make any Purchase. Subject to the terms of this Agreement, the aggregate principal amount of a Purchaser's investment represented by its Certificate may be increased or decreased from time to time.

         For purposes of this Agreement, "Percentage" means, with respect to each Purchaser, the percentage equivalent (carried out to twelve decimal places) of a fraction the numerator of which is the Stated Amount of such Purchaser's Certificate and the denominator of which is the sum of the Stated Amounts of all of the Purchasers' Certificates. The initial Percentages of the initial Purchasers, and the Stated Amounts of their Certificates, are set out opposite their names in Schedule I.

         SECTION II.2 Purchase Mechanics. (a) Whenever Transferor wishes


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the Purchasers to make Purchases, it shall cause Servicer to notify the Agent if the Trust Interests to be purchased initially will form a part of (i) the ABR Tranche, not later than 3:00 p.m., New York City time, one Business Day prior to the date of the proposed Purchase and (ii) a Eurodollar Tranche, not later than 3:00 p.m., New York City time, three Business Days prior to the date of the proposed Purchase; provided that the notice to the Agent of the initial Purchase hereunder may be provided up to (but no later than) 10:00 a.m. on the date hereof and such Purchase shall form a part of the ABR Tranche. Each notice shall be irrevocable and shall in each case refer to this Agreement and specify (x) the aggregate purchase price for the requested Purchases (which shall be in a minimum amount of $1,000,000 or a greater integral multiple of $1,000,000 (or in the total unutilized amount of the various Purchasers' Stated Amounts)), (y) whether the Trust Interests to be purchased will form a part of the ABR Tranche or a Eurodollar Tranche and (z) the date of the Purchase (which shall be a Business Day) and the amount thereof. If no election required by clause (y) is made in any notice, then the Trust Interests obtained in the Purchase shall form a part of the ABR Tranche. The Agent shall promptly advise the Purchasers of any notice given pursuant to this section and of the amount of each Purchaser's Purchase.

         (b) After receiving notice from the Agent of any notice given pursuant to subsection (a) and subject to the conditions in Article VII, each Purchaser shall make a Purchase in the amount of its pro rata portion of aggregate Purchases requested to be made, ratably according to its Percentage, on the proposed date thereof by wire transfer in Dollars of immediately available funds to the Agent at the office designated from time to time by the Agent, not later than 10:00 a.m., New York City time, and the Agent shall (unless notified in writing that any condition precedent has not been satisfied), by noon, New York City time, on the same day, make available to Transferor by wire transfer of Dollars in immediately available funds the aggregate amount of the funds received. Unless the Agent shall have received written notice from a Purchaser prior to the date of any Purchase that the Purchaser will not make available to the Agent its purchase price, the Agent may (but shall not be required to) assume that the Purchaser has made that portion available to the Agent on the date of the Purchase in accordance with this subsection, and the Agent may, in reliance upon that assumption, make available to Transferor on that date a corresponding amount.

         (c) If and to the extent that any Purchaser shall not have made its purchase price available to the Agent and the Agent has made available a corresponding amount to Transferor, such Purchaser agrees to repay to the


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Agent forthwith on demand a corresponding amount, together with interest thereon, for each day from the date the amount is made available to Transferor until the date the amount is repaid to the Agent (i) for the first three days following the date the amount is made available, at a rate per annum equal to the Federal Funds Rate and (ii) thereafter, at a rate per annum equal to the Federal Funds Rate plus 1%. If the Purchaser shall repay to the Agent a corresponding amount, the amount shall constitute its Purchase for purposes of this Agreement, and if Transferor shall have already made the repayment (as provided below), the Agent shall make a corresponding amount immediately available to Transferor, together with interest thereon for each day from the date the amount is repaid by Transferor (as provided below) to the date the Purchaser repaid the Agent, but only to the extent of interest actually paid by the Purchaser to the Agent in respect of such period. At any time after the Agent learns that a Purchaser has failed to make the purchase price for a Purchase available as described above, the Agent promptly shall give notice to Transferor and Servicer of that failure, and upon notice Transferor will be required to refund to the Agent an amount equal to that purchase price, together with interest on the amount at the rate of interest applicable to such Purchase (determined in accordance with Section 4.1 of the Supplement).

         SECTION II.3 Reduction of Stated Amounts. Upon at least three Business Days' prior irrevocable notice to the Agent in writing, Transferor may reduce the Stated Amounts of the Certificates; provided, that (a) each partial reduction of the Stated Amounts shall be, in the aggregate for all Certificates, in an integral multiple of $1,000,000 and in a minimum principal amount of $5,000,000 and (b) no partial reduction shall be made that would reduce the aggregate Stated Amounts to an amount less than the Series 1996-3 Invested Amount at the time of the reduction. Each reduction in the Stated Amounts shall be made ratably among the Purchasers in accordance with their respective Stated Amounts. The Agent shall promptly advise the Purchasers of any notice given pursuant to this section. Each reference in this Agreement to the "Stated Amount" of a Certificate means the Stated Amount of the Certificate after giving effect to any reductions made pursuant to this section.

         SECTION II.4 Certificates. The outstanding amounts of the Purchases made by each Purchaser shall be evidenced by its Certificate, to be issued on the date hereof substantially in the form of Exhibit A to the Supplement. Each Purchaser shall and is hereby authorized to record in its internal books and records the date and amount of each Purchase made by it, the amount of each repayment of the principal amount represented by its Certificate, the portions of its Purchases that are from time to time allocated to the ABR Tranche and any


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Eurodollar Tranche, and any reductions to the Stated Amount of its Certificate made pursuant to Section 2.3 (which shall be conclusive absent manifest error); provided, that failure to make any recordation on the grid or records or any error in the grid or records shall not adversely affect the Purchaser's rights with respect to its interest in the assets of the Trust and its right to receive interest in respect of the outstanding principal amount of all Purchases made by the Purchaser.

ARTICLE III REDUCTIONS IN SERIES 1996-3 INVESTED AMOUNT

         SECTION III.1 Transferor's Right to Reduce Series 1996-3 Invested Amount. Transferor may, on at least one Business Day's prior notice by Transferor or Servicer to the Agent, reduce the Series 1996-3 Invested Amount by causing an amount of funds equal to the desired amount of the reduction that are available for this purpose in accordance with the terms of the Supplement to be transferred to the Agent, for the account of the Purchasers (and application to the respective and ratable reduction of the funded principal amount of the Certificate of each Purchaser), provided that any reduction to the aggregate funded principal amounts represented by the Certificates must be in a minimum amount of $1,000,000 (or the entire funded principal amount, if less) or a greater integral multiple of $1,000,000.

         SECTION III.2 Notice to Purchasers. The Agent shall promptly advise the Purchasers of any notice received by the Agent pursuant to Section 3.1.

ARTICLE IV TRANCHES, INTEREST AND FEES

         SECTION IV.1 Tranches. (a) Each time Transferor requests the Purchasers to make Purchases hereunder, Transferor will notify the Agent in writing as to whether the Trust Interests included in the Purchase shall, in whole or in part, be deemed part of the ABR Tranche or (subject to subsections (b)(iii) and (b)(iv) below) a Eurodollar Tranche.

         (b) Subject to the terms and conditions set forth in this section and
Section 4.4, Transferor shall have the option: (x) on any Business Day, to convert all or part of the ABR Tranche to a Eurodollar Tranche and (y) on the last day of any Interest Period of a Eurodollar Tranche, to convert all or any part of that Eurodollar Tranche to form a part of the ABR Tranche and/or to continue all or any part of that Eurodollar Tranche as a new Eurodollar Tranche, the Interest Period for which shall commence on the last day of the prior Interest Period; provided, that:


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                  (i) subject to Section 4.4, each conversion or continuation shall be made ratably among the Purchasers in accordance with their respective amounts of the Purchases comprising the converted or continued Tranche,

                  (ii) if less than all of the outstanding amount of any Tranche shall be converted or continued, the aggregate amount of the Tranche converted or continued shall be in an integral multiple of $1,000,000 and in a minimum principal amount of $2,000,000,

                  (iii) no outstanding Eurodollar Tranche may be continued as a Eurodollar Tranche, and no portion of the ABR Tranche may be converted into a Eurodollar Tranche, at any time that an Early Amortization Event has occurred and is continuing; and any Interest Period for a Eurodollar Tranche that commences after the commencement of the Amortization Period must begin on a Distribution Date and end on the next Distribution Date, and

                  (iv) there shall not be more than twelve separate Eurodollar Tranches outstanding at any one time.

         (c) If Transferor wishes to convert and/or continue a Tranche under this section, Transferor shall notify the Agent in writing (i) in the case of a conversion to or continuation of a Eurodollar Tranche, not later than 3:00 p.m., New York City time, three Business Days prior to the date of the proposed conversion or continuation date and (ii) otherwise, not later than noon, New York City time, one Business Day prior to the date of the proposed conversion or continuation. Each notice shall be irrevocable and shall refer to this Agreement and specify (x) the identity and amount of the Tranche that Transferor wishes to convert or continue, (y) whether all or part of the Tranche is to be converted into or continued as a Eurodollar Tranche and (z) the date of the proposed conversion or continuation (which shall be a Business Day). If Transferor shall not have delivered a timely notice in accordance with this section with respect to any Tranche, the Tranche shall, at the end of the Interest Period applicable to it (unless repaid pursuant to the terms hereof), automatically be converted into or continued as the ABR Tranche. The Agent shall promptly advise the Purchasers of any notice given pursuant to this section and of each Purchaser's portion of any converted or continued Tranche.

         (d) In accordance with Section 4.1 of the Supplement, each Purchaser


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and the Agent will be entitled to receive additional interest (at the rate specified therein) on amounts that are not paid when due under this Agreement or under its Certificate.

         SECTION IV.2 Fees. (a) Each Purchaser shall be entitled to receive from Collections a fee (a "Non-Usage Fee"), for the period from the date hereof up to the end of the Revolving Period for Series 1996-3, equal to 0.20% per annum on the daily average of (i) the Stated Amount of its Certificate minus (ii) the amount represented by the Purchaser's Percentage of the Series 1996-3 Invested Amount. The Non-Usage Fee shall be payable in arrears on each Distribution Date. The Non-Usage Fee for any Distribution Date shall be calculated on the basis of the actual number of days elapsed since the preceding Distribution Date (or, if prior to the first subsequent Distribution Date after the date hereof, during the period from the date hereof to such Distribution Date) over a year of 365 or 366 days, as applicable.

         (b) The Agent shall be entitled to receive from Collections an agent's fee at the times and in the amount set forth in that certain fee letter dated as of the date hereof (as amended, or otherwise modified from time to time) between the Transferor and the Agent.

         SECTION IV.3 Yield Protection. (a) Notwithstanding any other provision herein, if, after the date hereof, either:

                  (i) the adoption of any law, rule or regulation (including any imposition or increase of reserve requirements) or any change after the date hereof in the interpretation or administration of any law, rule or regulation by any Governmental Authority, central bank or comparable agency charged with the interpretation or administration thereof, or

                  (ii) the compliance by a Purchaser with any new or revised guideline or request from any central bank or other Governmental Authority or quasi-governmental authority exercising control over banks or financial institutions generally (whether or not having the force of law), shall subject a Purchaser to the imposition or modification of any reserve (including any imposed by the Federal Reserve Board), special deposit or similar requirement (including a reserve, special deposit or similar requirement that takes the form of a tax) against assets of, deposits with or for the account


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of, or credit extended by, the Purchaser or the office from time to time that it designates to the Agent as the office through which it makes and maintains its Purchases comprising part of a Eurodollar Tranche (as to each Purchaser, its "LIBOR Office") or impose any other condition on a Purchaser affecting its Eurodollar Tranches or its obligations hereunder, and as a result of either of the foregoing there shall be any increase in the cost to the Purchaser of agreeing to make or making, funding or maintaining Purchases as Eurodollar Tranches, or there shall be a reduction in the amount received or receivable by the Purchaser or its LIBOR Office, then, upon written notice from the Purchaser to Transferor and Servicer (with a copy to the Agent), signed by an officer of the Purchaser with knowledge of and responsibility for such matters, and setting forth in reasonable detail the calculation used to arrive at the amounts, the Purchaser shall be entitled to receive such additional amounts sufficient to indemnify that Purchaser against the increased cost or reduction in amounts received or receivable. Any such additional amounts shall constitute "Additional Amounts" for purposes of the Supplement, and the applicable Purchaser shall be entitled to receive these additional amounts solely from amounts allocated thereto and paid pursuant to the Supplement.

         (b) If a Purchaser shall reasonably determine that the adoption after the date hereof of any law, rule or regulation regarding capital adequacy or capital maintenance, or any change after the date hereof in any of the foregoing or in the interpretation or administration thereof by any Governmental Authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by a Purchaser, any of its lending offices or its holding company with any new or revised request or directive regarding capital adequacy or capital maintenance (whether or not having the force of law) of any such Governmental Authority, central bank or comparable agency, has or would have the effect of reducing the rate of return on the Purchaser's capital or the capital of its holding company as a consequence of this Agreement, the commitment of such Purchaser to make Purchases or the Purchases made by such Purchaser pursuant hereto to a level below what the Purchaser or its holding company could have achieved but for the adoption, change or compliance (taking into consideration the Purchaser's policies, and the policies of its holding company, with respect to capital adequacy), then, upon written notice from the Purchaser to Transferor and Servicer (with a copy to the Agent), signed by an officer of the Purchaser with knowledge of and responsibility for such matters, and setting forth in reasonable detail the calculation used to arrive at the amounts, the Purchaser shall be entitled to receive such additional amounts as will compensate the Purchaser or its holding company for the reduction. Any such additional amounts shall constitute


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

"Additional Amounts" for purposes of the Supplement, and the applicable Purchaser shall be entitled to receive these additional amounts solely from amounts allocated thereto and paid pursuant to the Supplement.

         (c) A Purchaser shall promptly notify Transferor, Servicer and the Agent in writing of any event of which it has knowledge occurring after the date hereof that will entitle it to compensation pursuant to this section. A certificate of the Purchaser, signed by an officer of the Purchaser with knowledge of and responsibility for such matters, and setting forth in reasonable detail the calculation used to arrive at the amounts necessary to compensate the Purchaser or its holding company as specified in subsection (a) or (b), as the case may be, shall be delivered to Transferor and Servicer and shall be conclusive absent demonstrable error.

         (d) Failure on the part of a Purchaser to demand compensation for any amounts as specified in subsection (a) or (b) with respect to any period shall not constitute a waiver of its right to demand compensation with respect to that period or any other period. The protection of this section shall be available to the Purchasers regardless of any possible contention of the invalidity or inapplicability of the law, rule, regulation, guideline or other change or condition that shall have occurred or been imposed.

         (e) Promptly after giving any notice to Transferor pursuant to this section, a Purchaser will seek to designate one of its offices located at an address other than that previously designated pursuant to this Agreement as the office from which its Purchases will be made after the designation if it will avoid the need for, or materially reduce the amount of, any payment to which the Purchaser would otherwise be entitled pursuant to this section and will not, in the sole discretion of the Purchaser, be otherwise disadvantageous to the Purchaser.

         SECTION IV.4 Illegality; Unavailability. (a) In the event that on any date any Purchaser shall have determined (which determination shall be final and conclusive and binding upon all parties) that the making or continuation of its Purchases as Eurodollar Tranches has become unlawful by compliance by the Purchaser in good faith with any law, governmental rule, regulation or order or has become impossible as a result of a contingency occurring after the date hereof that materially and adversely affects its interbank eurodollar market, then, and in any such event, that Purchaser shall promptly give notice (by telephone confirmed in writing) to Transferor, Servicer and the Agent (which notice the Agent shall promptly transmit to each Purchaser) of that


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determination. The obligation of the affected Purchaser to make or maintain its
Purchases as Eurodollar Tranches during any such period shall be terminated at the earlier of the termination of the Interest Period then in effect for each Eurodollar Tranche or when required by law, and Transferor shall, no later than the time specified for the termination, convert any Purchases of the affected Purchaser that constitute part of any Eurodollar Tranche into a part of the ABR Tranche.

         (b) If, prior to the beginning of any Interest Period, the Agent shall have determined (which determination shall be final and conclusive and binding upon all parties) that: (i) Dollar deposits in the relevant amount and for the Interest Period are not available in the relevant interbank eurodollar market or
(ii) by reason of circumstances arising after the date of this Agreement and affecting the interbank eurodollar market, that adequate and fair means do not exist for ascertaining the Eurodollar Rate applicable to a Eurodollar Tranche, then the Agent shall promptly give notice of this determination to Transferor and to each Purchaser. Thereafter, and continuing until the Agent shall notify Transferor that the circumstances giving rise to this determination no longer exist, (x) each Eurodollar Tranche will, on the last day of the applicable Interest Period, convert into a part of the ABR Tranche, (y) the right of Transferor to request Eurodollar Tranches shall be suspended and (z) any Purchases requested to be made as Eurodollar Tranches prior to such time but not yet made shall be made as ABR Tranches.

         SECTION IV.5 Indemnity. If a Purchaser shall incur any losses, expenses or liabilities (including any interest paid to lenders of funds borrowed by it to fund any Purchase of a Certificate as a Eurodollar Tranche and any loss sustained in connection with the re-deployment of such funds) as a result of (a) the failure of a Purchase to be made on a date specified therefor in a notice delivered by Transferor pursuant to Section 2.2 (other than any such failure resulting from the Purchaser's default in the performance of its obligations hereunder) or (b) any repayment, including under Section 3.1, of any part of the Series 1996-3 Invested Amount allocated to a Eurodollar Tranche on a date that is not the last day of the Interest Period applicable to that part of the Series 1996-3 Invested Amount or that is any date other than the date specified in a notice of repayment given by Servicer, then, upon written notice (which notice shall be signed by an officer of the Purchaser with knowledge of and responsibility for such matters and shall set forth in reasonable detail the basis for requesting the amounts) from the Purchaser to Transferor and Servicer, additional amounts sufficient to indemnify the Purchaser against the losses, liabilities and reasonable expenses, but not for any lost profits associated


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therewith, shall constitute "Additional Amounts" for purposes of the Supplement, and the Purchaser shall be entitled to receive these additional amounts, solely from amounts allocated thereto and paid pursuant to the Supplement.

         SECTION IV.6 Taxes. (a) Any and all payments made to each Purchaser under its Certificate shall be made free and clear of and without deduction for any and all present or future taxes, levies, imposts, duties, charges, fees, deductions or withholdings of any nature and whatever called, by whomsoever, on whomsoever and wherever imposed, levied, collected, withheld or assessed, excluding taxes imposed by the jurisdiction in which (i) that Purchaser is incorporated or (ii) that Purchaser's principal office (and/or the office where it books its investment in its Certificate) is located, on all or part of the net income, profits or gains of that Purchaser (whether worldwide, or only insofar as such income, profits or gains are considered to arise in or to relate to a particular jurisdiction, or otherwise) (all the nonexcluded taxes, levies, imposts, charges, deductions, withholdings and liabilities being hereinafter referred to as "Taxes"). If Trustee or the Agent are required by law to deduct or withhold any Taxes from or in respect of any sum payable hereunder or under any Certificate to a Purchaser, then the sum payable shall be increased by the amount necessary to yield to such Purchaser (after payment of all Taxes) an amount equal to the sum it would have received had no such deductions or withholdings been made, and the additional amount shall constitute "Additional Amounts" for purposes of the Supplement, and the Purchaser shall be entitled to receive these additional amounts, solely from amounts allocated thereto and paid pursuant to the Supplement; provided, however, that no additional amounts shall be paid under this Section 4.6 to the extent that the Taxes which gave rise to the liability for such additional amounts would not have been imposed but for a change in the Purchaser's circumstances including without limitation a change in its jurisdiction of incorporation, the location or jurisdiction of residence of its principal lending office and/or the office where it books its investment in its Certificate; provided, further, that if a Purchaser that becomes entitled to additional amounts with respect to Taxes can avoid or reduce its liability for such Taxes by performing any ministerial act, such as the filing of a form or the making of an election, such Purchaser shall use its reasonable efforts to perform such act, unless such Purchaser determines in its reasonable judgement that doing so would adversely affect it.

         (b) Each Purchaser (or Participant or Assignee) that receives any additional amounts pursuant to this Section 4.6 and that realizes a cash tax benefit, whether by way of credit, deduction, refund or otherwise (a "Tax

Benefit") in respect of any Taxes on account of which such additional amounts have been paid, shall (A) promptly thereafter pay to the Trust the amount of such Tax Benefit and (B) within 90 days after the close of the Purchaser's (or Assignee's or Participant's) taxable year during which any such additional amounts have been paid, deliver a certificate from an accounting firm of international reputation setting forth its determination of the amount of any such Tax Benefit realized in such taxable year and detailing the basis for its determination; provided that, if the determination of the extent to which any Tax Benefit realized in a taxable year is in respect of Taxes on account of which such additional amounts have been paid or in respect of other items (the "Other Items") available to such Purchaser (or Assignee or Participant), the Tax Benefit shall be treated as realized in respect of such additional amounts on a pro-rata basis with the Other Items, unless, and to the extent, the local law which grants such Tax Benefit provides rules for determining the extent to which the Tax Benefit was attributable to the Other Items, in which case the Tax Benefit shall be deemed realized in accordance with the manner provided by such local law. For purposes of the Supplement, any such amount paid by a Purchaser to the Trust shall be treated as Collections on Receivables. Nothing in this paragraph (b) shall be interpreted so as to require a Purchaser to file any return, make any election, take any position or otherwise take any action inconsistent with its usual and customary Tax reporting practices.

         (c) Whenever any Taxes are paid by Trustee pursuant to subsection (a), as promptly as possible thereafter Servicer shall send to the relevant Purchaser the original or a certified copy of an original official receipt showing payment thereof (if any) or any other evidence of the payment as may be available to Servicer through the exercise of its reasonable efforts. If Trustee fails to pay any Taxes when due to the appropriate taxing authority or fails to remit to the Purchaser the required receipts or other required documentary evidence, the Purchaser shall be entitled to receive, solely from amounts allocated with respect thereto and paid pursuant to the Supplement, additional amounts necessary to indemnify it for any incremental taxes, interest or penalties that may become payable by the Purchaser as a result of any such failure, and the amounts shall constitute "Additional Amounts" for purposes of the Supplement, and the Purchaser shall be entitled to receive these additional amounts, solely from amounts allocated thereto and paid pursuant to the Supplement.

         (d) On or before the date it becomes a party to this Agreement (or, in the case of any Support Bank, at the time it becomes a Support Bank) (and, so long as it may properly do so, periodically thereafter, as requested by Servicer, to keep forms up to date), each Purchaser, including any Assignee, that is not a

United States person (as defined in section 7701(a)(30) of the Internal Revenue
Code), shall deliver to Trustee any certificates, documents or other evidence that shall be required by the Internal Revenue Code or Treasury Regulations issued pursuant thereto to establish that, assuming the Certificates are properly characterized as indebtedness for Federal income tax purposes, it is exempt from existing United States Federal withholding (including backup withholding) requirements, including (i) two original copies of Internal Revenue Service Form 4224 or successor applicable form, properly completed and duly executed by the Purchaser or Assignee certifying that it is entitled to receive payments under this Agreement or any Certificate without deduction or withholding of any United States Federal income taxes, or (ii) an original copy of Internal Revenue Service Form W-8 or applicable successor form, properly completed and duly executed; provided, that if any Purchaser does not comply with this subsection 4.6(d) (it being understood that a Purchaser's inability to properly provide the documents described herein after the date it becomes a party hereto, in the case of a Purchaser other than a Support Bank, or after the date it becomes a Support Bank, in the case of a Support Bank, shall not constitute failure to comply with this Section 4.6(d)), amounts payable to such Purchaser under this Section 4.6 shall be limited to amounts that would have been payable under this section if such Purchaser had so complied.

ARTICLE V OTHER PAYMENT TERMS

         SECTION V.1 Time and Method of Payment. (a) All amounts payable to any Purchaser hereunder or with respect to its Certificate shall be made to the Agent for the account of the Purchaser by wire transfer of immediately available funds in Dollars not later than 2:00 p.m., New York City time, on the date due. Any funds received after that time will be deemed to have been received on the next Business Day. The Agent shall distribute all payments to the Purchasers, in accordance with their respective interests, prior to the close of business on the Business Day on which any payment is deemed received.

         (b) On any date on which a payment to one or more Purchasers hereunder or under the Certificates is due and payable, the Agent may (but in no event shall be required to) assume that the payment has been made available to the Agent on the date of the payment in accordance with this section, and the Agent may (but in no event shall be required to), in reliance upon this assumption, make payment of a corresponding amount to the Purchasers. If and to the extent any amounts shall not have so been made available to the Agent, each Purchaser irrevocably and unconditionally agrees to repay to the Agent forthwith on demand the amount of payment it received together with interest thereon, for each day from the date payment is made by the Agent until the date the amount is repaid to the Agent, (i) for the first three days following the date the payment is made, at a rate per annum equal to the Federal Funds Rate and (ii) thereafter, at a rate per annum equal to the Federal Funds Rate plus 1%.

         SECTION V.2 Pro Rata Treatment. Each repayment of the principal of the Certificates, (except as otherwise required by Section 2.2(c)), each payment of interest thereon, each payment of the Non-Usage Fee, each reduction of the Stated Amounts and each conversion or continuation of any Tranche (except as otherwise required by Section 4.4(a) with respect to conversions) shall be allocated pro rata among the Purchasers on the date of payment or reduction, in accordance with their respective Percentages (unless the Agent has made the election specified in Section 2.2(c), in which case such allocation shall be pro rata in accordance with funded principal amounts). Each Purchaser agrees that in computing its portion of any Purchases to be made hereunder, the Agent may, in its discretion, round each Purchaser's pro rata share of the Purchases to the next higher or lower whole dollar amount.

ARTICLE VI REPRESENTATIONS AND WARRANTIES

         SECTION VI.1 Transferor. As of the date hereof, Transferor represents and warrants to the Purchasers that each of its representations and warranties in the Pooling Agreement and Purchase Agreement is true and correct, as if made on the date hereof, and further represents and warrants that:

                  (a) no Early Amortization Event or Unmatured Early Amortization Event exists;

                  (b) assuming the accuracy of each Purchaser's representations set out in Section 6.3 and that no Purchaser (and no Person acting on any Purchaser's behalf) has made a general solicitation or general advertising within the meaning of the Securities Act, the offer and sale of the Certificates in the manner contemplated by this Agreement is a transaction exempt from the registration requirements of the Securities Act, and the Pooling Agreement is not required to be qualified under the Trust Indenture Act of 1939, as amended;

                  (c) no information supplied by or on behalf of Transferor or Big Flower or any of its Subsidiaries to the Agent or the Purchasers in connection with the Transaction Documents contains any untrue statement of a material fact or omits to state a material fact necessary to make the statements contained herein or therein not misleading in light of the circumstances under which they were made;

                  (d) the Certificates have been duly and validly authorized by Transferor and, from and after the date on which the Certificates are executed by Transferor and authenticated by the Trustee in accordance with the terms of the Pooling Agreement and the Supplement and delivered to and paid for by the Purchasers in accordance with the terms of this Agreement, will be validly issued and outstanding and will constitute valid and legally binding obligations of the Trust entitled to the benefits of the Pooling Agreement and the Supplement and enforceable against the Trust in accordance with their terms; and

                  (e) the Certificates are not subject to any Adverse Claim created by, securing an obligation of or otherwise attributable to Transferor and the Transferor is conveying to the Purchasers all of its right, title and interest in such Certificates.

         SECTION VI.2 Big Flower. As of the date hereof, Big Flower represents and warrants to the Purchasers that:

                  (a) each of its representations and warranties in the Pooling Agreement (in its capacity as Servicer) and the Purchase Agreement (in its capacity as Servicer) is true and correct, as if made on the date hereof with the same effect as if made on that date (unless specifically stated to relate to an earlier date);

                  (b) the audited annual financial statements of Big Flower, for the period ending December 31, 1995 present fairly in all material respects the financial position, results of operations and cash flows of Big Flower and its consolidated Subsidiaries at the dates and for the periods to which they relate and have been prepared in accordance with generally accepted accounting principles applied on a consistent basis, except as otherwise stated therein;

                  (c) since December 31, 1995 through to the date hereof (and except as contemplated in the Pro Forma Financial Data), (i) there has been no material adverse change in the condition, financial or otherwise, or the earnings, business affairs or business prospects of Transferor or Big Flower, whether or not arising in the ordinary course of business, and (ii) there have been no transactions (except the execution and delivery of Transaction Documents and the consummation of the transactions and refinancings contemplated by the Pro Forma Financial
         Data) entered into by Transferor or Big Flower that are material with respect to the condition, financial or otherwise, or the earnings, business affairs or business prospects of Transferor or Big Flower; and

                  (d) no information supplied by or on behalf of Transferor or Big Flower or any of its Subsidiaries to the Agent or the Purchasers in connection with the Transaction Documents contains any untrue statement of a material fact or omits to state a material fact necessary to make the statements contained herein or therein not misleading in light of the circumstances under which they were made.

         SECTION VI.3 Purchasers. As of the date hereof (or such later date on which it acquires its Certificate in accordance with Section 10.3), each Purchaser represents and warrants (and each Assignee shall be deemed to represent and warrant as of the date that its assignment becomes effective) that:

                  (a) it is a "qualified institutional buyer" as that term is defined under Rule 144A of the Securities Act (or, in the case of an Assignee, it either (x) is a "qualified institutional buyer" as that term is defined under Rule 144A of the Securities Act or an "accredited investor" within the meaning of Rule 501(a) (1), (2), (3) or (7) of the Securities Act, (y) is not a "U.S. person" (as defined in Rule 901 under the Securities Act) or (z) is a "U.S. person" (as defined in Rule 901 under the Securities Act) which has acquired its Certificate in a transaction exempt from the Securities Act and it has provided the Trustee and Transferor an opinion of counsel as to such exemption in a form satisfactory to the Trustee and Transferor) and it is not purchasing its Certificate with a view to making a distribution thereof (within the meaning of the Securities Act); and

                  (b) it is not an employee benefit plan, retirement arrangement, individual retirement account or Keogh plan subject to either Title I of ERISA, or Section 4975 of the Internal Revenue Code (each, a "Plan") or an entity using "plan assets" of a Plan to purchase a Certificate.

ARTICLE VII CONDITIONS

         SECTION VII.1 Conditions to Initial Purchase. The obligation of each Purchaser to Purchase its Certificate shall be subject to the satisfaction of the conditions precedent that (w) the Certificates shall have been rated "AAA" by Duff & Phelps Credit Rating Co. and Standard & Poor's Ratings Services, (x) the Agent shall have received, for the account of such Purchaser, a duly executed and authenticated Certificate registered in its name and in a Stated Amount equal to the amount set out opposite its name on the signature pages of this Agreement, (y) the Agent shall have received certain fees and reimbursement of any expenses referred to in Section 10.5 for which invoices have been presented and (z) the Agent shall have received, for the account of such Purchaser, an original (except as indicated below) counterpart of the following (each of which, if not in a form attached to this Agreement, shall be in form and substance satisfactory to the Agent):

                  (a) copies of the Pooling Agreement (including the Series 1996-2 Supplement and the Series 1996-3 Supplement), the Purchase Agreement and the Guaranty, each of which shall be in full force and effect, and all actions required to be taken under those documents in connection with the issuance of the Certificates shall have been taken;

                  (b) copies of each Account Agreement;

                  (c) a certificate of the Secretary, or an Assistant Secretary, of each of Transferor, Servicer, Guarantor and each Seller with respect to:

                          (i) attached copies of resolutions of its Board of
                  Directors then in full force and effect authorizing the execution, delivery and performance of the Transaction Documents,

                           (ii) the incumbency and signatures of those of its
                  officers authorized to act with respect to the Transaction Documents,

                           (iii) attached copies of its certificate of
                  incorporation and by-laws;

                  (d) a certificate of an Authorized Officer of each of Transferor, Servicer, Guarantor and each Seller as to the satisfaction of the conditions precedent set forth in Section 7.2,

                  (e) an opinion of counsel to Trustee as to the due authorization, execution and delivery by Trustee of the Pooling Agreement and this Supplement, as to the due authentication by Trustee of the Certificates and as to related matters;

                  (f) the Daily Report for the date hereof;

                  (g) a pro forma balance sheet of Transferor as of the date hereof, after giving effect to the transactions contemplated by the Supplement, certified by an appropriate officer of Big Flower;

                  (h) evidence that the Series 1996-2 Certificates (as defined in the Series 1996-2 Supplement) will be issued and authenticated contemporaneously with the issuance and authentication of the Certificates;

                  (i) results of recent searches of the UCC filing records and tax and ERISA and judgment lien records in each jurisdiction in which a filing has been made naming a Seller or Transferor as debtor in connection with the Pooling Agreement or the Purchase Agreement for filings against each Seller (including any predecessors in interest to any Seller going back five years) and Transferor, showing no filings of record that cover any of the Receivables or the Related Transferred Assets other than (i) the financing statements naming Trustee as secured party which have been filed in connection with the Pooling Agreement and the Purchase Agreement and (ii) any other filings as to which the Agent has received signed UCC-3 termination statements or pay off letters in form and substance satisfactory to it;

                  (j) the following opinions addressed to the Agent, the Purchasers and Trustee, and in each case as to the matters and in such form and substance as shall be satisfactory to the Agent, the Purchasers and Trustee:

                          (i) opinions of Skadden, Arps, Slate, Meagher & Flom
                  as to certain corporate and securities matters, Federal and state tax and UCC matters, true sale and non-consolidation; and

                           (ii) an opinion of Ira Horowitz, general counsel to
                  Webcraft Technologies, Inc. as to certain corporate, state tax and

                  UCC matters;

                           (iii) an opinion of Hunton & Williams, as to Maryland
                  law issues;

                           (iv) opinions of Jones, Day, Reavis & Pogue, as to
                  Texas and Pennsylvania law issues; and

                           (v) an opinion of Lowenstein, Sandler, Kohl, Fisher &
                  Boylan, as to New Jersey law issues.

                  (k) an agreed-upon procedures letter, in form and substance satisfactory to the Agent, from Deloitte & Touche, with respect to certain historical information provided by Big Flower and the Sellers relating to the Receivables, and a form of agreed-upon procedures letter, in form and substance satisfactory to the Agent, as to the reports to be delivered under Section 3.7 of the Pooling Agreement; and

                  (l) a termination agreement from the Holders of the Series 1996-1 Certificates in substantially the form of Exhibit D to the Series 1996-2 Supplement appropriately completed and duly executed by each party thereto; and

                  (m) any other information, certificates, opinions and documents as the Agent may have reasonably requested.

         If the conditions specified above have not been fulfilled on the date hereof, any condition specified in this Agreement shall not have been fulfilled when and as required in this Agreement or waived by the Purchasers, in each case a Purchaser's obligations to purchase the Certificates pursuant to this Agreement may be terminated by notice to Transferor. In addition, if, under the circumstances, it shall not be feasible for the Purchasers to invest on the date the funds that are held available by the Purchasers for the Purchase, Transferor shall pay the Purchasers interest on the funds at the Alternate Base Rate from the date of the notice until the next succeeding Business Day on which it is feasible for the Purchasers to invest the funds; provided that amounts payable as interest under this paragraph shall constitute "Additional Amounts" for purposes of the Supplement and shall be payable by Transferor only to the extent that funds are available to make the payments pursuant to Article IV of the Series 1996-2 Supplement, and there shall be no recourse to Transferor for all or any part of any amounts payable pursuant to this paragraph if the funds are at any time insufficient to make all or part of any such payments. Any amount which Transferor does not pay pursuant to the operation of the preceding sentence shall not constitute a claim (as defined in ss. 101 of the Bankruptcy Code) against or corporate obligation of Transferor for any such insufficiency. Nothing in this paragraph shall operate to relieve Transferor from any of its obligations hereunder or otherwise waive any of the Purchasers' rights against Transferor.

         SECTION VII.2 Conditions to Each Purchase. The obligation of each Purchaser to make any Purchase on any day (including those comprising the initial Purchase) shall be subject to the Agent's receipt of the Daily Report for that day and to the conditions precedent that on the date of the Purchase, before and after giving effect thereto and to the application of any proceeds therefrom, the following statements shall be true:

                  (a) the representations and warranties of Transferor and Big Flower set out in this Agreement (other than in Section 6.2(b) or (c)) are true and accurate as of that date with the same effect as though made on that date (unless specifically stated to relate to an earlier date); and

                  (b) no Early Amortization Event or Unmatured Early Amortization Event has occurred and is continuing.

         The giving of any notice pursuant to Section 2.2 shall constitute a representation and warranty by Transferor and Big Flower that the foregoing statements (limited, in the case of subsection (a) to the representations and warranties of the Person deemed to make the representation and warranty referred to in this sentence) are true.

ARTICLE VIII COVENANTS

         SECTION VIII.1 Covenants. Transferor and Big Flower each severally covenant and agree that, until the Certificates have been paid in full, it will:

                  (a) with reasonable promptness deliver to each Purchaser such information, documents, records or reports respecting the Program or the Receivables as the Purchaser may from time to time reasonably request;

                  (b) at the same time any report (including any Daily Report, Monthly Report or annual auditors' report), notice or other document is provided, or caused to be provided, by Transferor or Servicer to Trustee under the Pooling Agreement, provide each Purchaser with a copy of the report;

                  (c) until the Certificates have been paid in full, not allow
         (i) to be outstanding over 100 Private Holders of Subject Instruments and (ii) any Subject Instruments to be traded on an Established Securities Market, registered under the Securities Act or offered or sold pursuant to Regulation S (17 CFR 230.901 through 230.904 or any successor thereto) if such offering or sale would have been required to be registered under the Securities Act if the interests so offered or sold had been offered and sold within the United States;

                  (d) furnish to the Agent (with sufficient copies for all the Purchasers), and the Agent will promptly forward to each Purchaser:

                          (i) as soon as available and in any event within 50
                  days after the close of each of the first three quarterly accounting periods in each fiscal year of Big Flower, the consolidated balance sheet of Big Flower and its Subsidiaries as at the end of such quarterly period and the related statements of income and retained earnings and cash flows for such quarterly period and for the elapsed portion of the fiscal year of Big Flower ended with the last day of such quarterly period (provided that for any quarterly accounting period during which Big Flower is a company required to file Form 10-K Reports and Form 10-Q Reports under the Securities and Exchange Act of 1934, the furnishing of Big Flower's Form 10-Q Report filed with the Securities and Exchange Commission for such quarterly accounting period shall satisfy the requirements of this clause (i) for the respective fiscal quarter), which items shall be certified by an appropriate officer of Big Flower and subject to normal year-end audit adjustments and the absence of footnotes;

                          (ii) as soon as available and in any event within 50
                  days after the close of each quarterly accounting period in each fiscal year, the balance sheet of Transferor as of the end of such quarterly period and the related statements of income for such quarterly period; and

                          (iii) within 95 days after the close of each fiscal
                  year of Big Flower, the consolidated balance sheets of Big Flower and its

                  Subsidiaries as at the end of such fiscal year and the related statements of income and retained earnings and cash flows for such fiscal year, certified by Deloitte & Touche or such other independent certified public accountants of recognized national standing reasonably acceptable to the Agent; provided that for any fiscal year for which Big Flower is a company required to file Form 10-K Reports and Form 10-Q Reports under the Securities and Exchange Act of 1934, the furnishing of Big Flower's Form 10-K Report filed with the Securities and Exchange Commission for such annual accounting period shall satisfy the requirements of this clause (iii) for the respective fiscal year;

                  (e) during regular business hours and (so long as no Early Amortization Event has occurred and is continuing) upon two Business Days prior written notice, permit the Agent, as an expense of Servicer paid out of the Servicing Fee (provided that such expense shall be reasonable), (i) to conduct reviews of, all Records in the possession or under the control of Servicer, Transferor or any Seller, including the related Contracts and purchase orders, invoices and other agreements related thereto, and (ii) to visit the offices and properties of Servicer, Transferor or any Seller and to discuss matters relating to the Receivables or the Related Assets or the performance by Servicer, Transferor or any Seller of their respective obligations under any Transaction Document with any officer, employee or representative of Servicer, Transferor or any Seller; provided that if no Early Amortization Event is continuing, the Agent shall conduct, or cause its agents or representatives to conduct, no more than two reviews of the type described in this paragraph in each year.

         SECTION VIII.2 Transfers. Each Purchaser agrees that it will not make any general solicitation or general advertising for the offer or sale of the Certificates and will not transfer its Certificate (or any portion thereof) to any Person except (a) within the United States to a Person which such Purchaser reasonably believes is a "qualified institutional buyer" (as defined in Rule 144A under the Securities Act) that is purchasing (1) for its own account or (2) for the account of a "qualified institutional buyer" (as so defined) that is, in either case, aware that such resale, pledge or transfer is being made in reliance on Rule 144A under the Securities Act, (b) in the United States to a Person which has provided the Trustee and Transferor with a certificate to the effect that such Person is an institutional "accredited investor" within the meaning of Rule 501(a) (1), (2), (3) or (7) of Regulation D under the Securities
Act) that is not also a "qualified institutional buyer" (as defined in said Rule
144A) upon delivery of an opinion of counsel in form and substance satisfactory to Transferor and the Trustee to the effect that registration of the Certificates is not required in respect of such transfer, (c) in the United States in compliance with Rule 144 of the Securities Act if available, upon delivery of an opinion of counsel in a form satisfactory to the Trustee and Transferor (with respect to clauses (a), (b) and (c) above, if such Person is not a Plan or an entity using "plan assets" of a Plan to purchase a Certificate), (d) outside the United States to a Person which has provided the Trustee and Transferor with a certificate to the effect that such Person is not a "U.S. person" (as defined in Rule 901 of Regulation S under the Securities
Act) and (e) to the Transferor. Each Purchaser further agrees to provide to any Person purchasing any Certificates from it a notice advising such purchaser that resales of the Certificates are restricted as stated above.

ARTICLE IX AGENT; REQUIRED PURCHASERS

         SECTION IX.1 Appointment. The Purchasers hereby designate Caisse Nationale De Credit Agricole as Agent. Each Purchaser hereby irrevocably authorizes the Agent to take action on its behalf under the provisions of the Transaction Documents and any other instruments and agreements referred to therein and to exercise the powers and perform the duties hereunder and thereunder that are specifically delegated to or required of the Agent by the terms hereof and thereof, and any other powers as are reasonably incidental thereto. The Agent may perform any of its duties by or through its officers, directors, agents or employees.

         SECTION IX.2 Nature of Duties. The Agent shall not have any duties or responsibilities except those expressly set forth in this Agreement. Neither the Agent nor any of its officers, directors, agents or employees shall be liable for any action taken or omitted by it or them under any Transaction Document or in connection herewith or therewith, unless caused by their gross negligence or willful misconduct. The duties of the Agent shall be mechanical and administrative in nature, the Agent shall not have by reason of this Agreement a fiduciary relationship in respect of any Purchaser, and nothing in any Transaction Document, expressed or implied, is intended to or shall be construed as to impose upon the Agent any obligations in respect of any Transaction Document except as expressly set forth herein.

         SECTION IX.3 Lack of Reliance on Agent. Independently and without reliance upon the Agent, each Purchaser, to the extent it deems appropriate, has made and shall continue to make (a) its own independent investigation of the financial condition and affairs of Transferor, the Sellers, Servicer, Guarantor and the Trust in connection with the making and the continuation of each Purchase and the taking or not taking of any action in connection herewith and
(b) its own appraisal of the creditworthiness of Transferor, the Sellers, Servicer and Guarantor and the merits and risks of an investment in the Certificates, and, except as expressly provided in this Agreement, the Agent shall not have any duty or responsibility, either initially or on a continuing basis, to provide any Purchaser with any credit or other information with respect thereto, whether coming into its possession before the making of a Purchase or at any time or times thereafter. The Agent shall not be responsible to any Purchaser for any recitals, statements, information, representations or warranties herein or in any document, certificate or other writing delivered in connection herewith or for the execution, effectiveness, genuineness, validity, enforceability, perfection, collectibility, priority or sufficiency of the Transaction Documents or the financial condition of Transferor, the Sellers, Servicer, Guarantor or the Trust or be required to make any inquiry concerning either the performance or observance of any of the terms, provisions or conditions of any Transaction Document, or the financial condition of Transferor, the Sellers, Servicer, Guarantor or the Trust or the existence or possible existence of any Early Amortization Event or Unmatured Early Amortization Event.

         SECTION IX.4 Certain Rights of Agent. If the Agent shall request instructions from the Required Purchasers with respect to any act or action (including failure to act) in connection with any Transaction Document, the Agent shall be entitled to refrain from acting or taking the action unless and until the Agent shall have received instructions from the Required Purchasers, and the Agent shall not incur liability to any Person by reason of so refraining. Without limiting the foregoing, no Purchaser shall have any right of action whatsoever against the Agent as a result of the Agent acting or refraining from acting under any Transaction Document in accordance with the instructions of the Required Purchasers or for refraining to act in the absence of instruction.

         SECTION IX.5 Reliance. The Agent shall be entitled to rely, and shall be fully protected in relying, upon any note, writing, resolution, notice, statement, certificate, telex, teletype or telecopier message, cablegram, radiogram, order or other document or telephone message signed, sent or made by any Person that the Agent believed to be the proper Person. The Agent may consult with legal counsel (including counsel for any Big Flower Person), independent public accountants and other experts selected by the Agent and shall not be liable for any action taken or omitted to be taken in accordance with the advice of such counsel, accountants or experts.

         SECTION IX.6 Indemnification. To the extent the Agent is not reimbursed and indemnified by Transferor or Servicer, the Purchasers will reimburse and indemnify the Agent ratably in accordance with their respective Percentages from and against any and all liabilities, obligations, losses, damages, penalties, claims, actions, judgments, suits, costs, expenses or disbursements of whatsoever kind or nature that may be imposed on, asserted against or incurred or suffered by the Agent (including fees and expenses of legal counsel, accountants and experts) in performing its duties or as a result of any action taken or omitted to be taken by the Agent under any Transaction Document or in any way relating to or arising out of any Transaction Document; provided that no Purchaser shall be liable for any portion of these liabilities, obligations, losses, damages, penalties, claims, actions, judgments, suits, costs, expenses or disbursements resulting from the Agent's gross negligence or willful misconduct (as determined by a court of competent jurisdiction in a final and non-appealable order).

         SECTION IX.7 Agent in its Individual Capacity. With respect to its obligation to purchase a Certificate under this Agreement, the Agent shall have the rights and powers specified herein for a Purchaser and may exercise the same rights and powers as though it were not performing the duties of the "Agent" specified herein, and the term "Purchasers," "Required Purchasers" and "Holders" or "payees" of any Certificates or any similar terms shall, unless the context clearly otherwise indicates, include the Agent in its individual capacity. The Agent and its Affiliates may accept deposits from, lend money to and generally engage in any kind of banking, trust or other business with Transferor or Servicer or any Big Flower Person as if the Agent were not performing the duties specified herein, and may accept fees and other consideration from Transferor or Servicer for services in connection with this Agreement and otherwise without having to account for the same to the Purchasers.

         SECTION IX.8 Resignation by Agent. (a) The Agent may resign at any time by giving notice to Transferor and the Purchasers. Such resignation shall take effect upon the appointment of a successor Agent pursuant to subsections (b) and
(c) below or as otherwise provided below.

         (b) Upon any notice of resignation of the Agent, the Required Purchasers shall appoint a successor Agent hereunder who shall be a commercial bank or trust company reasonably acceptable to Transferor (it being understood and agreed that any Purchaser is deemed to be acceptable to Transferor).

         (c) If a successor Agent is not appointed pursuant to subsection (b) within 30 days after the delivery of the notice referred to in subsection (a), the resigning Agent, with the consent of Transferor, shall then appoint a successor Agent who shall serve as Agent hereunder until the time, if any, that the Required Purchasers appoint a successor Agent as provided above.

         (d) If no successor Agent has been appointed pursuant to subsection (b) or (c) above by the 60th day after the date notice of resignation was given by the resigning Agent, such Agent's resignation shall become effective and the Purchasers shall thereafter perform all the duties of the Agent under the Transaction Documents until the time, if any, that the Purchasers appoint a successor Agent as provided above.

         SECTION IX.9 Required Purchasers. "Required Purchasers" means Purchasers having Percentages that aggregate over 50%.

ARTICLE X MISCELLANEOUS PROVISIONS

         SECTION X.1 Amendments. Except as provided in Section 13.1(a) or (b) of the Pooling Agreement, neither Transferor nor Big Flower shall amend, waive or otherwise modify any provision of any Transaction Document to which it is a party, consent to any departure therefrom, or grant any waiver or consent thereunder, unless the same shall have been consented to in writing by the Required Series Holders prior to the effectiveness of the same; provided, however, that no amendment shall (a) decrease in any manner the amount of, or delay the timing of, any allocation, payment or distribution in respect of any Certificate without the prior written consent of each Purchaser affected thereby, (b) amend, modify or waive any provision of this Agreement that requires the approval or consent of a specified percentage of Purchasers without the prior written consent of that percentage of Purchasers, (c) amend, modify or waive the provisions of this section with respect to the rights of any Purchaser without the consent of that Purchaser, (d) waive any Early Amortization Event arising from a Bankruptcy Event with respect to Transferor, Big Flower or any Seller without the consent of each Purchaser, (e) amend or modify the Percentage of any Purchaser without its prior written consent, (f) waive any of the requirements hereunder that the interests of Trustee in the Receivables and the other Transferred Assets be perfected by appropriate UCC filings without the prior written consent of each Purchaser or (g) amend, modify or otherwise affect the rights or duties of the Agent hereunder without the prior written consent of the Agent; provided further that neither the execution and delivery of a Supplement relating to a refinancing of the Certificates as contemplated by
Section 4.5 of the Supplement relating to the Certificates, nor any other amendment to the Transaction Documents in connection with such a refinancing, shall require any consent from any Purchaser, so long as the prior or contemporaneous repayment in full of the Certificates in accordance with Section
5.2 of the Series 1996-2 Supplement relating to the Certificates is a condition to the issuance of the refinancing certificates, and of the effectiveness of such related amendment. Each Purchaser shall be bound by any modification, waiver or consent authorized by this section.

         SECTION X.2 No Waiver; Remedies. Any waiver, consent or approval given by any party hereto shall be effective only in the specific instance and for the specific purpose for which given, and no waiver by a party of any breach or default under this Agreement shall be deemed a waiver of any other breach or default. No failure on the part of any party hereto to exercise, and no delay in exercising, any right hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right hereunder, or any abandonment or discontinuation of steps to enforce the right, power or privilege, preclude any other or further exercise thereof or the exercise of any other right. No notice to or demand on any party hereto in any case shall entitle such party to any other or further notice or demand in the same, similar or other circumstances. The remedies herein provided are cumulative and not exclusive of any remedies provided by law.

         SECTION X.3 Successors and Assigns; Assignments. (a) This Agreement shall be binding upon, and inure to the benefit of, Transferor, Servicer, the Agent, the Purchasers and their respective successors and assigns; provided that neither Transferor nor Servicer may assign its rights or obligations hereunder or in connection herewith or any interest herein (voluntarily, by operation of law or otherwise) without the prior written consent of all the Purchasers, except that Servicer may be terminated in accordance with Sections 10.1 and 10.2 of the Pooling Agreement; and provided further, that no Purchaser or Participant may transfer, pledge, assign, sell participations in or otherwise encumber its rights or obligations hereunder or any interest herein except as permitted under this section.

         (b) Each Purchaser may at any time sell to one or more banks or other entities ("Participants") participating interests in all or any portion of its Certificate and its obligations hereunder (its "Credit Exposure"); provided that
(x) (i) the selling Purchaser reasonably believes that such Participant is a "qualified institutional buyer" (as defined in Rule 144A under the Securities
Act), (ii) such Participant shall have certified to the selling Purchaser either
(A) that such Participant is an "accredited investor" within the meaning of Rule 501(a) (1), (2), (3) or (7) of the Securities Act or (B) that such Participant is not a "U.S. person" as defined in Rule 901 of Regulation S of the Securities Act, or (iii) such Participant shall have provided such other evidence as such selling Purchaser reasonably requests to evidence that such sale is in compliance with the Securities Act and any applicable state securities or blue sky laws and (y) unless such Participant satisfies clause (ii)(B) above, such Participant shall have certified to the Trustee and Transferor that such Participant is not a Plan or an entity using "plan assets" of a Plan to purchase its participating interest in a Certificate. In the event of any sale by a Purchaser of participating interests to a Participant, the Purchaser shall notify Transferor of the identity of the Participant upon a request by Transferor, the Purchaser's obligations under this Agreement shall remain unchanged, the Purchaser shall remain solely responsible for the performance thereof, and the Purchaser shall remain the holder of its rights under its Certificate and this Agreement for all purposes under this Agreement, and the other parties to the Transaction Documents shall continue to deal solely and directly with the Purchaser in connection with such rights and obligations under this Agreement. Transferor agrees that each Participant shall be entitled to the benefits of Sections 4.3, 4.5 and 4.6 with respect to its participation in the Certificate. The Purchasers agree that any agreement between them and any Participant in respect of a participating interest shall (x) contain a covenant of the Participant not to make any general solicitation or general advertising for the offer or sale of its interest in the Certificates, (y) require the Participant to comply with the terms of Section
10.13 and (z) not restrict the Purchasers' right to agree to any amendment, supplement or modification of the Transaction Documents except to (i) extend the final maturity of any obligation, (ii) reduce the rate or extend the time of payment of interest thereon or any fees owed to the Purchasers under the Transaction Documents, (iii) reduce the principal amount of any obligation, (iv) release or direct the release of all or substantially all of the Transferred Assets or Trustee's claim to the Transferred Assets, (v) reduce substantially the amount of the Excess New Seller Reserve, the Identified Tax Reserve, the State Income Tax Reserve, the Class B Required Reserves, the Class B Incremental Concentration Balances, the Class C Concentration Balances, the Excess Bill and Hold Reserve, the Excess Executory Contract Reserve or the Subordinate Class Customer Supply Reserve, (vi) increase the amount of the participation from the amount thereof then in effect, or (vii) permit assignment or transfer by Transferor or any Seller of its rights or obligations under the Transaction Documents.

         (c) Any Purchaser may at any time assign to one or more banks or other financial institutions (each, an "Assignee") all or any part of its Credit Exposure; provided that (i) unless assigned to an Affiliate of the Purchaser or to an Exempt Transferee, it assigns all of its Credit Exposure or a portion of its Credit Exposure in an amount not less than $10,000,000, (ii) such Assignee, other than an existing Purchaser, an Affiliate of the Purchaser or an Exempt Transferee, must be reasonably acceptable to the Agent and Transferor, which acceptance shall not be delayed or withheld unreasonably, (iii) if such Assignee is not a United States person (as defined in section 7701(a)(30) of the Internal Revenue Code), such Assignee shall satisfy the requirements of Section 4.6(d), provided, that if such Assignee thereafter fails to comply with the requirements of Section 4.6, amounts payable to it under Section 4.6 shall be limited to amounts that would be payable if such Assignee had complied with Section 4.6(d),
(iv) (A) the assigning Purchaser reasonably believes that such Assignee is a "qualified institutional buyer" (as defined in Rule 144A under the Securities
Act), (B) such Assignee shall have certified to the assigning Purchaser either
(x)
that such Assignee is not a "U.S. person" (as defined in Rule 901 of Regulation S under the Securities Act) or (y) that such Assignee is an institutional accredited investor within the meaning of Rule 501(a) (1), (2), (3) or (7) of the Securities Act and, in the case of this clause (y), delivered an opinion of counsel in form and substance satisfactory to Transferor and the Trustee to the effect that registration of the Certificates is not required in respect of such transfer or (C) such Assignee shall have provided such other evidence as the assigning Purchaser reasonably requests to evidence that such sale is in compliance with the Securities Act and any applicable state securities or blue sky laws, and (v) unless such Assignee satisfies clause (iv)(B)(x) above, such Assignee shall have certified to the Trustee and Transferor that such Assignee is not a Plan or an entity using "plan assets" of a Plan to purchase a Certificate. For purposes of this Section 10.3, an "Exempt Transferee" means, with respect to any Structured Lender, its Support Banks. In the event of any assignment, the Purchaser (x) shall comply with Article VI of the Pooling Agreement; provided that no Opinion of Counsel shall be required to be delivered pursuant to Section 6.3(e) of the Pooling Agreement with respect to any transfer to an Exempt Transferee, and (y) shall give notice to Transferor and the Agent and shall deliver to the Agent, for acceptance and recording in its records, an assignment agreement substantially in the form of Exhibit C together with a processing and recordation fee of, in the case of assignments to a Purchaser or an Affiliate of a Purchaser, $1,500 and, in cases of any other assignment, $3,500; provided, that no processing and recordation fee shall be payable in connection with any assignment by a Structured Lender to an Exempt Transferee. Within five Business Days of receipt thereof, the Agent shall, if the assignment agreement has been fully executed by the Assignee and the assignor Purchaser, is completed and is in substantially the form of Exhibit C, execute the assignment agreement and record the information contained therein in its records. Upon the earlier of the expiration of the five Business Day period or the date of the recording, the assignment will become effective; provided, that any assignment by a Structured Lender to an Exempt Transferee shall not require acceptance or recording by the Agent or Transferor prior to effectiveness and shall become effective immediately upon receipt by the Agent of an assignment agreement appropriately completed in substantially the form of Exhibit C and executed by such Structured Lender and the applicable Exempt Transferee. Transferor, the Agent and the Purchasers agree to extend the rights and benefits under this Agreement to the Assignee to the extent the Assignee would have had if it were a Purchaser that was an original signatory to this Agreement; provided, that Transferor shall be entitled to continue to deal solely and directly with the assignor Purchaser in connection with the interests so assigned to the Assignee until the assignment agreement and any required fee, as described above, shall have been delivered to the Agent by the Purchaser and the Assignee and the assignment shall have become effective. Upon the effective assignment of its Credit Exposure, the Purchaser shall be relieved of its obligations hereunder to the extent of the assignment.

         (d) The sale or assignment of any Credit Exposure to any Assignee or Participant (each, a "Transferee") shall not be effective until it has agreed to be bound by the provisions of Section 10.13. Transferor and Big Flower each authorize the Purchasers to disclose to any Transferee and any prospective Transferee any and all information in their possession concerning Transferor, Big Flower, Treasure Chest or any other Seller that has been delivered to them by Transferor, Big Flower, Treasure Chest, any other Seller or Trustee in connection with their credit evaluation of the Program prior to entering into this Agreement.

         (e) Notwithstanding any other provision set forth in this Agreement, the Purchasers may at any time create a security interest in all or any portion of their rights under this Agreement and the Certificates in favor of any Federal Reserve Bank in accordance with Regulation A of the Board of Governors of the Federal Reserve System.

         (f) Each Affected Party with respect to each Purchaser shall be entitled to receive additional payments pursuant to Sections 4.3, 4.5, 4.6, and
10.5 as though it were a Purchaser and such Sections applied to its interest in a Certificate or commitment to make or acquire interests in Purchases; provided that such Affected Party shall not be entitled to additional payments pursuant to Section 4.6 attributable to its failure to satisfy the requirements of subsection 4.6(d), at the time it becomes a Support Bank, as if it were an Assignee.

         (g) Each Affected Party claiming increased amounts described in Sections 4.3, 4.5, 4.6 or 10.5 shall furnish, through its related Purchaser, to the Trustee, the Agent, Servicer and Transferor a certificate setting forth in reasonable detail the basis and amount of each request by such Affected Party for any such amounts referred to in such Section, which certificate will be prepared in accordance with the requirements of such Section (if any). Determinations by an Affected Party of any increased amounts referred to in such Sections shall be conclusive, absent demonstrable error. Each Affected Party shall promptly notify, through its related Purchaser, the Trustee, the Agent, Servicer and Transferor of the occurrence of any event of which such Affected Party is aware that would be likely to result in a demand for compensation pursuant to Section 4.3, 4.5, 4.6 or 10.5.

         (h) In connection with any proposal that a bank or other financial institution become a Support Bank for a Purchaser which is a Structured Lender, such Purchaser at its sole discretion, shall be entitled to distribute to any proposed Support Bank on a confidential basis any information furnished to such Purchaser by the Agent pursuant to the Transaction Documents. Each Purchaser which is a Structured Lender shall promptly notify the Agent (who shall promptly notify Transferor) in writing of the identity and interest of each Support Bank for such Purchaser promptly upon the obtaining of such Support Bank. Such Purchaser shall provide to the Agent (who shall, upon request, provide copies of the same to Transferor, Servicer and the Trustee), with respect to each Support Bank, such forms as would be required to be furnished by such Support Bank pursuant to subsection 4.6(d) if such Support Bank were an Assignee.

         SECTION X.4 Survival of Agreement. All covenants, agreements, representations and warranties made herein and in the Certificates delivered pursuant hereto shall survive the making and the repayment of the Purchases and the execution and delivery of this Agreement and the Certificates and shall continue in full force and effect until all obligations have been paid in full and all commitments of the Purchasers hereunder have been terminated. In addition, the obligations of Transferor under Sections 4.2, 4.3, 4.4, 4.6 and
10.5 and the obligations of the Purchasers under Section 9.6 shall survive the termination of this Agreement.

         SECTION X.5 Expenses; Indemnification. Transferor and Big Flower jointly and severally shall pay on demand (a) all reasonable out-of-pocket fees and expenses (including reasonable attorneys' fees and expenses) of the Agent incurred in connection with the preparation, execution, delivery, administration, amendment, modification and waiver of the Transaction Documents and the making and repayment of the Purchases, including any Servicer or collection agent fees paid to any third party for services rendered to the Purchasers and the Agent in collecting the Receivables and (b) all reasonable out-of-pocket fees and expenses of the Purchasers and the Agent (including reasonable attorneys' fees and expenses of their counsel) incurred in connection with the enforcement of the Transaction Documents against Transferor, Servicer, Guarantor and the Sellers and in connection with any workout or restructuring of the Transaction Documents. In addition, Transferor will pay any and all stamp and other taxes and fees payable or determined to be payable in connection with the execution, delivery, filing, recording or enforcement of this Agreement or any payment made under the Transaction Documents, and hereby indemnifies and saves the Agent and the Purchasers harmless from and against any and all liabilities with respect to or resulting from any delay in paying or omission to pay the taxes and fees. Transferor and Big Flower jointly and severally agree to reimburse and indemnify the Agent and each Purchaser and their respective officers, directors, shareholders, controlling Persons, employees and agents (collectively, the "Indemnitees") from and against any and all actions, judgments, costs, expenses or disbursements of whatsoever kind or nature that may be imposed on, asserted against or incurred or suffered by the Agent or the Purchasers (including fees and expenses of legal counsel, accountants and experts) in any way relating to or arising out of any Transaction Document.

         Notwithstanding the foregoing (and with respect to clause (x) below, without prejudice to the rights that an Indemnitee may have pursuant to the other provisions of the Transaction Documents), in no event shall any Indemnitee be indemnified against any amounts (w) resulting from gross negligence or willful misconduct by it or on the part of any of its officers, directors, employees or agents, (x) to the extent they include amounts in respect of Receivables and reimbursement therefor that would constitute credit recourse to Servicer for the amount of any Receivable or Related Transferred Asset not paid by the related Obligor, (y) to the extent they are or result from lost profits or (z) to the extent they would constitute consequential, special or punitive damages.

         If for any reason the indemnification provided in this section is unavailable to an Indemnitee or is insufficient to hold it harmless, then Transferor and Big Flower jointly and severally shall contribute to the amount paid by the Indemnitee as a result of any loss, claim, damage or liability in a proportion that is appropriate to reflect not only the relative benefits received by the Indemnitee on the one hand and Transferor and Big Flower on the other hand, but also the relative fault of the Indemnitee (if any), Transferor and Big Flower and any other relevant equitable considerations; provided that amounts payable under this section shall constitute "Additional Amounts" for purposes of the Supplement and Transferor's obligations under this section shall be paid by Transferor only to the extent that funds are available to make the payments pursuant to Article IV of the Series 1996-2 Supplement, and there shall be no recourse to Transferor for all or any part of any amounts payable pursuant to this section if the funds are at any time insufficient to make all or part of any such payments. Any amount which Transferor does not pay pursuant to the operation of the preceding sentence shall not constitute a claim (as defined in ss. 101 of the Bankruptcy Code) against or corporate obligation of Transferor for any such insufficiency.

         SECTION X.6 Entire Agreement. This Agreement, together with the documents delivered pursuant to Section 7.1 and the other Transaction Documents, including the exhibits and schedules thereto, contains a final and complete integration of all prior expressions by the parties hereto with respect to the subject matter hereof and shall constitute the entire agreement among the parties hereto with respect to the subject matter hereof, superseding all previous oral statements and other writings with respect thereto.

         SECTION X.7 Notices. All communications hereunder shall be in writing and shall be deemed to have been duly given if personally delivered, sent by overnight courier or mailed by registered mail, postage prepaid and return receipt requested, or transmitted by facsimile transmission and confirmed by a similar mailed writing to any party at the address for that party set forth (a) on the signature page to this Agreement or (b) to another address as that party may designate in writing to the Agent and Transferor.

         SECTION X.8 No Third-Party Beneficiaries. Nothing expressed herein is intended or shall be construed to give any Person (other than the parties hereto and the Participants and Assignees described in Section 10.3 and, solely to the extent provided in Section 10.3, the other Affected Parties) any legal or equitable right, remedy or claim under or in respect of this Agreement.

         SECTION X.9 Severability of Provisions. Any covenant, provision, agreement or term of this Agreement that is prohibited or is held to be void or unenforceable in any jurisdiction shall, as to that jurisdiction, be ineffective to the extent of the prohibition or unenforceability without invalidating the remaining provisions of this Agreement.

         SECTION X.10 Counterparts. This Agreement may be executed in any number of counterparts (which may include facsimile) and by the different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original, and all of which together shall constitute one and the same instrument.

         SECTION X.11 Governing Law. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES.

         SECTION X.12 Tax Characterization. Each party to this Agreement (a) acknowledges that it is the intent of the parties to this Agreement that, for purposes of Federal, applicable state and local income and franchise and other taxes measured by or imposed on income, the Certificates will be treated as evidence of indebtedness secured by the Transferred Assets and the Trust will not be characterized as an association (or publicly traded partnership) taxable as a corporation, (b) agrees that the provisions of the Transaction Documents be construed to further that intent, and (c) agrees to treat the Certificates, for purposes of Federal, state and local income and franchise and other taxes measured by or imposed on income, as indebtedness.

         SECTION X.13 No Proceedings. (a) Notwithstanding any prior termination of this Agreement, each of Servicer, the Agent (solely in its capacity as such) and each Purchaser (solely in its capacity as such) hereby agrees that it will not institute against Transferor, or join any other Person in instituting against Transferor, any insolvency proceeding (namely, any proceeding of the type referred to in the definition of "Bankruptcy Event") so long as any Certificates shall be outstanding or there shall not have elapsed one year plus one day since the last day on which any Certificates shall have been outstanding. The foregoing shall not limit the right of Servicer, the Agent or any Purchaser to file any claim in or otherwise take any action with respect to any insolvency proceeding that was instituted against Transferor by any other Person.

         (b) Notwithstanding any prior termination of this Agreement, each of Servicer, the Agent (solely in its capacity as such), and each Purchaser (solely in its capacity as such) hereby agrees that it will not institute against any Structured Lender, or join any other Person in instituting against any Structured Lender, any insolvency proceeding (namely, any proceeding of the type referred to in the definition of "Bankruptcy Event") for one year plus one day after the latest maturing commercial paper note, medium term note or other debt security issued by such Structured Lender is paid. The foregoing shall not limit the right of Servicer, the Agent or any Purchaser to file any claim in or otherwise take any action with respect to any insolvency proceeding that was instituted against such Structured Lender by any other Person.

         SECTION X.14 Reference Banks. By its execution of this Agreement, each Purchaser identified as "Reference Bank" in the Supplement agrees to act as a Reference Bank for purposes of the Supplement. The Agent shall notify Servicer of the Eurodollar Rate applicable to each Interest Period and of each change in the Alternate Base Rate.

         SECTION X.15 Rule 144A. So long as any of the Series 1996-3 Certificates are "restricted securities" within the meaning of Rule 144(a)(3) under the Securities Act, Transferor shall, unless it becomes subject to and complies with the reporting requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, as amended, or rule 12g3-2(b) thereunder, provide to any Holder of such restricted securities, or to any prospective purchaser of such restricted securities designated by a Holder, upon the request of such Holder or prospective purchaser, any information required to be provided by Rule 144A(d)(4) under the Act.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their duly authorized officers and delivered as of the day and year first above written.

                          BFP RECEIVABLES CORPORATION

                          By:    /s/  Mark Angelson
                                 -------------------------------
                          Name:  Mark Angelson
                          Title: Secretary

                          Address: 250 West Pratt Street
                                   Baltimore, Maryland  21201

                          Attention:  Rick Frier
                          Telephone:  410-361-8352
                          Facsimile:  410-528-9287

                          BIG FLOWER PRESS HOLDINGS, INC.

                          By:    /s/  Mark Angelson
                                 -------------------------------
                          Name:  Mark Angelson
                          Title: Executive Vice President

                          Address: 3 East 54th Street
                                   17th Floor
                                   New York, New York 10022-3108

                          Attention:  General Counsel
                          Telephone:  212-521-1621
                          Facsimile:  212-521-1640

                          CAISSE NATIONALE DE CREDIT AGRICOLE,
                          as Agent and as a Purchaser

                          By: /s/ Katherine L. Abbott
                              ----------------------------------
                          Title: First Vice President

                          Address:    55 East Monroe Street
                                      Suite 4700
                                      Chicago, Illinois 60603
                          Attention:  Laura Schmuck
                          Telephone:  (312) 917-7428
                          Facsimile:  (312) 372-4421

                          BANK OF MONTREAL, as a Purchaser

                          By: /s/ Yvonne Bos
                              ----------------------------------
                          Title: Senior Vice President

                          Address:    430 Park Avenue
                                      New York, New York  10022
                          Attention:  Janet Silverman
                          Telephone:  (212) 605-1623
                          Facsimile:  (212) 605-1621

                          CREDIT COMMUNAL DE BELGIQUE S.A., NEW
                          YORK BRANCH, as a Purchaser

                          By: /s/ Jan E. van Panhuys
                              ----------------------------------
                          Title: General Manager

                          By: /s/ Caroline Van Bogaert
                              ----------------------------------
                          Title: Assistant Vice President

                          Address: 405 Lexington Avenue - 54th Floor New York, New York 10174-5499
                          Attention:  Caroline Van Bogaert

                          Telephone:  (212) 972-6060
                          Facsimile:  (212) 972-6522

                                                                       EXHIBIT A


                        Form of Series 1996-2 Supplement

                        See Exhibit 10.13 filed herewith

                                                                       EXHIBIT B


                        Form of Series 1996-3 Supplement

                        See Exhibit 10.14 filed herewith

                                                                       EXHIBIT C


                          Form of Assignment Agreement

                       Intentionally omitted, not material

                                                                      APPENDIX X


                         Index of Additional Defined Terms

                        Intentionally omitted, not material.

                                                                      SCHEDULE I
                                                         to Certificate Purchase
                                                         Agreement Series 1996-3

                 AMOUNT OF EACH INITIAL PURCHASER'S CERTIFICATE

CAISSE NATIONALE DE CREDIT AGRICOLE

         Stated Amount of Certificate:  $6,500,000
         Percentage:  32.5%

BANK OF MONTREAL

         Stated Amount of Certificate:  $3,500,000
         Percentage:  17.5%

CREDIT COMMUNAL DE BELGIQUE S.A., NEW YORK BRANCH

         Stated Amount of Certificate:  $10,000,000
         Percentage:  50%